Cardax and GNC Sign Mutual Exclusivity Agreement for ZanthoSyn®

Exclusivity for Brick-and-Mortar Channel Strengthens National Marketing

HONOLULU, October 20, 2017 /PRNewswire/ — Cardax, Inc. (OTCQB:CDXI) announced today that it has entered into a mutual exclusivity agreement with General Nutrition Corporation (“GNC”) for ZanthoSyn, the Company’s premium astaxanthin dietary supplement for inflammatory health and longevity.*

The exclusivity agreement builds on the Company’s recently announced national rollout of ZanthoSyn across GNC’s more than 3,200 US corporate stores and now designates GNC as the exclusive “brick-and-mortar” retailer of ZanthoSyn in the United States. ZanthoSyn will also continue to be available online at gnc.com, amazon.com, and zanthosyn.com.

The exclusivity agreement covers the use of ZanthoSyn as a human dietary supplement, with an initial term of two years and provides for automatic renewals.

The exclusivity obligation is subject to GNC continuing to stock ZanthoSyn across all of its US corporate stores and GNC not selling a competing house-branded astaxanthin dietary supplement (synthetic or natural) or a competing synthetic astaxanthin dietary supplement from other vendors.

“We are delighted with this mutual exclusivity agreement,” said David G. Watumull, Cardax CEO. “Our growing relationship with GNC builds on the exceptional sales of ZanthoSyn in Hawaii GNC stores and will leverage GNC’s more than 10,000 person in-store sales force to actively market ZanthoSyn across the US.”

Cardax plans to continue marketing ZanthoSyn by educating and empowering physicians and GNC store personnel, modeled after Cardax’s successful program in Hawaii. “Physician and healthcare provider support in Hawaii has been strong with referrals to GNC stores for ZanthoSyn purchases,” added Randall Mau, Cardax Director of Medical and Business Affairs.

In addition to the more than 1,500 peer reviewed papers, 50 proof-of-concept human clinical studies, and GRAS (“Generally Recognized as Safe”) safety designation supporting ZanthoSyn/astaxanthin, Cardax’s marketing program will leverage two major recent developments:

●	The validation of the role of inflammation in cardiovascular health published in a breakthrough article in the New England Journal of Medicine

●	The National Institutes of Health selection of CDX-085, the Company’s next generation ZanthoSyn astaxanthin product, as a top anti-aging prospect

Cardax’s relationship with GNC reflects the Company’s mission to develop and commercialize the safest, most effective anti-inflammatory products for health and longevity. Cardax is also developing and commercializing CDX-085, its next generation patented ZanthoSyn product for highly concentrated astaxanthin product applications.

“Our collaboration with GNC continues to expand,” added Cardax Chairman, George W. Bickerstaff. “This synergistic relationship is built upon the growing need for safe and effective ways to address inflammatory health and aging—aligning perfectly with our vision and strategy to become the inflammatory health, anti-aging leader.”

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity. ZanthoSyn is sold online and in GNC stores. ZanthoSyn contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

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* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.